EXHIBIT (3C)
                                      87-9


                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

                      Action by Executive Committee of the
                    Board of Directors by Unanimous Consent

     Pursuant to Section 9 of Article II of the By-Laws of Pruco Life Insurance Company of New Jersey, a New Jersey Corporation, the undersigned being or acting for all of the regular members of the Executive Committee of the Board of Directors of such Company, hereby consent to and adopt the following resolution:

R-126                     Amendment of Establishment of
                                 Separate Accounts
                          ------------------------------

          RESOLVED, that the Establishment of Separate Account Resolutions R-108, R-109, R-ll0 and R-lll adopted by the Executive Committee by Unanimous Consent on October 30, 1986 are hereby consolidated and amended in their entirety to read as follows:

               "RESOLVED, that, subject to the approval of the Commissioner of Insurance of the State of New Jersey and to such conditions as said Commissioner may impose, pursuant to Section 17B:28-7 of the Revised Statutes of New Jersey, a new commingled variable contract real property account be established, to be designated initially as The Prudential Real Property Account of Pruco Life Insurance Company of New Jersey (the "Account") and to be used for variable contracts under which values of payments, or a portion thereof, vary to reflect the investment results of the Account; and

               FURTHER RESOLVED, that the Objective and Policy applicable to the purchase and sale of investments for the Account shall be as described in a memorandum, which has been attached hereto as Exhibit A; and

               FURTHER RESOLVED, that proper officers of the Company be and hereby are authorized to take all necessary and appropriate action to register interests in the Account (i.e., the variable contracts) under the Securities Act of 1933, to take all necessary and appropriate steps to comply with or seek regulatory relief from the requirements of the Securities Exchange Act of 1934, if any, that may be applicable to the Account, and to take all necessary and appropriate steps to comply with or seek "no-action" or


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                                     87-10



          exemptive relief from the requirements of the Investment Company Act of 1940, if any, that may be applicable to the Account, including but not limited to the execution and filing of registration statements and amendments thereto, "no-action" requests, applications for exemption, and agreements relating to the management of the Account and for the distribution of Variable Contracts that invest in the Account."

October 30, 1987

                                        /s/ [SPECIMEN]
                                        ---------------------------------------
                                        Garnett L. Keith, Jr.
                                        (Alternate Member)

                                        /s/ [SPECIMEN]
                                        ---------------------------------------
                                        Joseph J. Melone

                                        /s/ [SPECIMEN]
                                        ---------------------------------------
                                        William J. Kelly



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